NEUBERGER BERMAN INCOME FUNDS

AMENDED AND RESTATED MULTIPLE CLASS PLAN
PURSUANT TO RULE 18f-3

Neuberger Berman Income Funds (“Trust”) hereby adopts this Amended and Restated Multiple Class Plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (“1940 Act”) on behalf of its current series and any series that may commence operations in the future (each a “Series”).

A.	General Description of Classes Offered.

Each Series shall have one or more of the following Classes, as may from time to time be created by the Board of Trustees of the Trust (“Board”) acting pursuant to the Amended and Restated Trust Instrument.

1.           Investor Class Shares. Investor Class shares are sold to the general public and/or  may be purchased through a cash sweep program for investment advisory, brokerage, certain benefit plans and other accounts managed or established at Neuberger Berman or its affiliates (“Cash Sweep Program”). They may be held directly by the beneficial owner, by a profit-sharing or retirement plan, by a brokerage firm operating a fund “supermarket” or “warehousing” program for its customers, or by the Neuberger Berman Fund Advisory Servicesm.

Investor Class shares are subject to no front-end or back-end sales load and pay no distribution fee (except for Neuberger Berman Core Bond Fund which pays a fee for distribution and shareholder services at an annual rate of up to 0.25% of average daily net assets as set forth in a Distribution and Shareholder Services Plan pursuant to Rule 12b-1 under the 1940 Act). Investor Class shares pay a fee for administration and certain shareholder services at an annual rate of 0.27% of average daily net assets plus an amount approved by the Board for certain technology costs, as set forth in the Administration Agreement for the Class. The Investor Class may also pay certain non-distribution expenses of participating in fund supermarket or warehousing programs or Neuberger Berman Fund Advisory Services, as may be approved from time to time by the Board.

Shareholder services are provided to Investor Class shareholders by Neuberger Berman Management LLC (“NBM”) and the transfer agent, or by the brokerage firm operating the fund supermarket or warehousing arrangement.

2.           Trust Class Shares. As set forth in each Series’ prospectus, Trust Class shares are sold to the general public and/or are available for purchase by broker-dealers, banks, pension administrators and certain other investment providers (collectively, “Institutions”) who act as record owners on behalf of their clients and customers, who are the beneficial owners or trusts holding on behalf of the beneficial owners.

Trust Class shares are subject to no front-end or back-end sales load. Trust Class shares pay a fee for administration and shareholder services at an annual rate of 0.50% of average daily net assets (except for Neuberger Berman Strategic Income Fund which pays 0.40% of average daily net assets) plus an amount approved by the Board for certain technology costs, as set forth in the Administration Agreement for the Class. Trust Class shares of a Series pay a fee for distribution and shareholder services at an annual rate of up to 0.10% of average daily net assets if the Trust Class of that Series has adopted a Distribution and Shareholder Services Plan pursuant to Rule 12b-1 under the 1940 Act.

Shareholder services are provided to Trust Class recordholders or beneficial owners, as applicable, by NBM and the transfer agent.  Shareholder services are provided to Trust Class beneficial owners (or trusts holding on behalf of beneficial owners), who purchase through Institutions, by the Institutions through which they hold shares.

3.           Institutional Class Shares. As set forth in each Series’ prospectus, Institutional Class shares are sold to the general public and/or are available for purchase by pension and profit-sharing plans (collectively, “Plans”), Institutions and any client that meets the investment minimum set forth in the Series’ prospectus.

Institutional Class shares are subject to no front-end or back-end sales load and pay no distribution fee. Institutional Class shares pay a fee for administration and shareholder services at an annual rate of 0.15% of average daily net assets plus an amount approved by the Board for certain technology costs, as set forth in the Administration Agreement for the Class.

Shareholder services are provided to Institutional Class shareholders by NBM and the transfer agent, and where appropriate, the recordkeeper.  Shareholder services are provided to Institutional Class beneficial owners (or trusts holding on behalf of beneficial owners) by the Institutions and Plans through which they hold shares, and where appropriate, the recordkeeper.

4.           Class A Shares.  As set forth in each Series’ prospectus, Class A shares are available for purchase directly by a beneficial owner that is a “grandfathered investor” as defined in the Series’ prospectus and/or by Institutions who act as record owners on behalf of their clients and customers, who are the beneficial owners or trusts holding on behalf of the beneficial owners.

Class A shares are offered and sold subject to an initial sales load set forth in the Series’ prospectus.  This initial sales charge may be waived for certain eligible purchasers and reduced for certain other eligible purchasers, as described in the Series’ prospectus.  The maximum sales charge is 4.25% of the public offering price for Class A shares. Class A shares purchased pursuant to the sales charge waiver for purchases of $1 million or more are subject to a contingent deferred sales charge (“CDSC”) of 1.00% of net asset value of the Class A shares of the Series at the time of the purchase or sale, whichever is less, on shares redeemed within 18 months of purchase.  Class A shares held 18 months or longer, and Class A shares acquired through reinvestment of dividends or capital gains distributions on shares otherwise subject to this Class A CDSC, are not subject to the CDSC.

Class A shares pay a fee for administration and shareholder services at an annual rate of 0.27% of average daily net assets plus an amount approved by the Board for certain technology costs, as set forth in the Administration Agreement for the Class.  Class A shares also pay a fee for distribution and shareholder services at an annual rate of up to 0.25% of average daily net assets pursuant to a Distribution and Shareholder Services Plan pursuant to Rule 12b-1 under the 1940 Act.

Shareholder services are provided to Class A recordholders or beneficial owners, as applicable, by NBM and the transfer agent.  Shareholder services are provided to Class A beneficial owners (or trusts holding on behalf of beneficial owners), who purchase through Institutions, by the Institutions through which they hold shares.

5.           Class C Shares.  As set forth in each Series’ prospectus, Class C shares are available for purchase by Institutions who act as record owners on behalf of their clients and customers, who are the beneficial owners or trusts holding on behalf of the beneficial owners.

Class C shares are subject to no front-end sales load but are offered and sold subject to a CDSC and the purchase maximum set forth in the Series’ prospectus.  This CDSC may be waived for certain eligible purchasers, as described in the Series’ prospectus.  The maximum CDSC is 1.00% of net asset value of the Class C shares of the Series at the time of the purchase or sale, whichever is less, on shares redeemed within one year of purchase.  Class C shares held one year or longer, and Class C shares acquired through reinvestment of dividends or capital gains distributions on shares otherwise subject to this Class C CDSC, are not subject to the CDSC.

Class C shares pay a fee for administration and shareholder services at an annual rate of 0.27% of average daily net assets plus an amount approved by the Board for certain technology costs, as set forth in the Administration Agreement for the Class.  Class C shares also pay a fee for distribution and shareholder services at an annual rate of up to 1.00% of average daily net assets pursuant to a Distribution and Shareholder Services Plan pursuant to Rule 12b-1 under the 1940 Act.

Shareholder services are provided to Class C recordholders by NBM and the transfer agent.  Shareholder services are provided to Class C beneficial owners (or trusts holding on behalf of beneficial owners), who purchase through Institutions, by the Institutions through which they hold shares.

6.           Class R3 Shares.  As set forth in each Series’ prospectus, Class R3 shares are available for purchase by Institutions and Plans (including retirement plan administrators), who act as record owners on behalf of their customers, who are the beneficial owners or trusts holding on behalf of the beneficial owners.

Class R3 shares are subject to no front-end or back-end sales load.  Class R3 shares pay a fee for administration and shareholder services at an annual rate of 0.27% of average daily net assets plus an amount approved by the Board for certain technology costs, as set forth in the Administration Agreement for the Class.  Class R3 shares also pay a fee for distribution and shareholder services at an annual rate of up to 0.50% of average daily net assets pursuant to a Distribution and Shareholder Services Plan pursuant to Rule 12b-1 under the 1940 Act.

Shareholder services are provided to Class R3 recordholders by NBM and the transfer agent.  Shareholder services are provided to Class R3 beneficial owners (or trusts holding on behalf of beneficial owners) by the Institutions and Plans through which they hold shares, and where appropriate, the recordkeeper.

6.           Class R6 Shares.  As set forth in each Series’ prospectus, Class R6 shares are available for purchase directly by a beneficial owner that meets the eligibility criteria set forth in the Series’ prospectus and/or by Institutions and Plans (including retirement plan administrators), who act as record owners on behalf of their customers, who are the beneficial owners or trusts holding on behalf of the beneficial owners.

Class R6 Class shares are subject to no front-end or back-end sales load and pay no distribution fee. Class R6 shares pay a fee for administration and shareholder services at an annual rate of 0.08% of average daily net assets plus an amount approved by the Board for certain technology costs, as set forth in the Administration Agreement for the Class.

Shareholder services are provided to Class R6 shareholders by NBM and the transfer agent, and where appropriate, the recordkeeper.  Shareholder services are provided to Class R6 beneficial owners (or trusts holding on behalf of beneficial owners) by the Institutions and Plans through which they hold shares, and where appropriate, the recordkeeper.

B.	Expense Allocations of Each Class

1.           Certain expenses may be attributable to a particular Class of shares (“Class Expenses”). Class Expenses are charged directly to the net assets of the particular Class and, thus, are borne on a pro rata basis by the outstanding shares of that Class. Fees and expenses that are not Class Expenses are allocated among the Classes on the basis of their respective net asset values.

In addition to the administration, service and distribution fees described above, each Class also could pay a different amount of the following other expenses:

(a)	transfer agent fees identified as being attributable to a specific Class of shares;
(b)
stationery, printing, postage and delivery expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific Class of shares;

(c)	Blue Sky fees incurred by a specific Class of shares;
(d)	SEC registration fees incurred by a specific Class of shares;
(e)	Trustees’ fees or expenses incurred as a result of issues relating to a specific Class of shares;
(f)	accounting expenses relating solely to a specific Class of shares;
(g)	auditors’ fees, litigation expenses and legal fees and expenses relating to a specific Class of shares;

(h)	expenses incurred in connection with shareholders meetings as a result of issues relating to a specific Class of shares; and
(i)	other expenses incurred attributable to a specific Class of shares.

2.           NBM may agree to waive or forgo current payment of fees and/or reimburse the Class Expenses of any Class of any Series.

3.           NBM may agree to waive or forgo current payment of fees and/or reimburse the non-Class Expenses of any Series. Such waiver or reimbursement will be allocated to each Class of the Series in the same proportion as the fee or expense being waived or reimbursed.

C.           Exchange Privileges

Investor Class shares of any Series may be exchanged for Investor Class shares of any other Series or Investor Class shares of any series of Neuberger Berman Equity Funds (“Equity Series”), provided the conditions of exchange set forth in the prospectuses and statements of additional information (“SAIs”) of each Series or Equity Series, as the case may be, involved in the exchange are complied with.  Investor Class shares of any Series may be exchanged for (i) Trust Class shares of a Series or Equity Series if that Series or Equity Series does not have an Investor Class, or (ii) Class A shares of a Series, Equity Series or series of Neuberger Berman Alternative Funds (“Alternative Series”) on a load-waived basis if that Series does not have an Investor Class or Trust Class, provided that (i) NBM or its affiliate is the Institution acting as the record owner on behalf of the shareholder making the exchange, and (ii) the conditions of exchange set forth in the prospectuses and SAIs of each Series, Equity Series or Alternative Series, as the case may be, involved in the exchange are complied with.

Trust Class shares (except Trust Class shares of a Series where NBM or its affiliate is the Institution acting as the record owner on behalf of the Trust Class shareholder), Class A shares (except Class A shares of a Series where NBM or its affiliate is the Institution acting as the record owner on behalf of the Class A shareholder), Class C shares and Class R3 shares of any Series may be exchanged for Trust Class shares, Class A shares, Class C shares and Class R3 shares, respectively, of any other Series, Equity Series or Alternative Series, provided (i) the conditions of exchange set forth in the prospectuses and SAIs of each Series or any Equity Series or Alternative Series, as the case may be, involved in the exchange are complied with, (ii) the Institution, broker-dealer or other institution (“BD”), or Plan that is the recordholder of the shares, if applicable, permits such an exchange, and (iii) any conditions duly established by the Institution, BD, or Plan, if applicable, are complied with.

Institutional Class shares of any Series may be exchanged for Institutional Class shares of any other Series or Institutional Class shares of any Equity Series or Alternative Series, provided that either: (a)(i) NBM or its affiliate is the Institution acting as the record owner on behalf of the shareholder making the exchange, and (ii) the conditions of exchange set forth in the prospectuses and SAIs of each Series, Equity Series or Alternative Series involved in the exchange are complied with; or (b)(i) the conditions of exchange set forth in the prospectuses and SAIs of each Series, Equity Series or Alternative Series, as the case may be, involved in the exchange are complied with, (ii) the Institution, BD, or Plan that is the recordholder of the shares, if applicable, permits such an exchange, and (iii) any conditions duly established by the Institution, BD, or Plan, if applicable, are complied with.

Class R6 shares of any Series may be exchanged for Class R6 shares of any other Series or Class R6 shares of any Equity Series or Alternative Series, provided that either: (a)(i) NBM or its affiliate is the Institution acting as the record owner on behalf of the shareholder making the exchange, and (ii) the conditions of exchange set forth in the prospectuses and SAIs of each Series, Equity Series or Alternative Series involved in the exchange are complied with; or (b)(i) the conditions of exchange set forth in the prospectuses and SAIs of each Series, Equity Series or Alternative Series, as the case may be, involved in the exchange are complied with, (ii) the Institution, BD, or Plan that is the recordholder of the shares, if applicable, permits such an exchange, and (iii) any conditions duly established by the Institution, BD, or Plan, if applicable, are complied with.

Class R6 shares of any Series may be exchanged for Institutional Class shares of a Series, Equity Series or Alternative Series if that Series, Equity Series or Alternative Series does not have a Class R6, provided that (i) NBM or its affiliate is the Institution acting as the record owner on behalf of the shareholder making the exchange, and (ii) the conditions of exchange set forth in the prospectuses and SAIs of each Series, Equity Series or Alternative Series, as the case may be, involved in the exchange are complied with.

Trust Class shares of any Series where NBM or its affiliate is the Institution acting as the record owner on behalf of the Trust Class shareholder may be exchanged for (i) Investor Class shares, (ii) Trust Class shares of a Series or Equity Series if that Series or Equity Series does not have an Investor Class, or (iii) Class A shares of a Series, Equity Series or Alternative Series on a load-waived basis if that Series, Equity Series or Alternative Series does not have an Investor Class or Trust Class, provided that (i) NBM or its affiliate is the Institution acting as the record owner on behalf of the shareholder making the exchange, and (ii) the conditions of exchange set forth in the prospectuses and SAIs of each Series, Equity Series or Alternative Series, as the case may be, involved in the exchange are complied with.

Class A shares of any Series where NBM or its affiliate is the Institution acting as the record owner on behalf of the Class A shareholder may be exchanged for (i) Investor Class shares, (ii) Trust Class shares of a Series or Equity Series if that Series or Equity Series does not have an Investor Class, or (iii) Class A shares of a Series, Equity Series or Alternative Series on a load-waived basis if that Series, Equity Series or Alternative Series does not have an Investor Class or Trust Class, provided (i) NBM or its affiliate is the Institution acting as the record owner on behalf of the shareholder making the exchange, and (ii) the conditions of exchange set forth in the prospectuses and SAIs of each Series, Equity Series or Alternative Series, as the case may be, involved in the exchange are complied with.

Investor Class shares, Trust Class shares, Institutional Class shares, and Class A shares of any Series may be exchanged for Investment Class shares of State Street Institutional U.S. Government Money Market Fund, Investment Class shares of State Street Institutional Liquid Reserves Fund, and Investment Class shares of State Street Institutional Treasury Plus Money Market Fund (each fund, a “State Street Series”), provided that (i) NBM or its affiliate is the Institution acting as the record owner on behalf of the shareholder making the exchange, and (ii)

the conditions of exchange set forth in the prospectuses and SAIs of each Series or State Street Series, as the case may be, involved in the exchange are complied with.

D.           Conversion Features

Consistent with an investment provider’s program, Investor Class, Trust Class, Class A, and Class C shares of a Series that have been purchased by an investment provider on behalf of clients participating in (i) 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit-sharing and money purchase pension plans, defined benefit plans and non-qualified deferred compensation plans or (ii) investment programs in which the clients pay a fixed or asset-based fee, may be converted into Institutional Class shares of the same Series if the investment provider satisfies any then-applicable eligibility requirements for investment in Institutional Class shares of the Series.  Any such conversion will be effected at net asset value without the imposition of any sales load, fee or other charges by the Series.

Investor Class, Trust Class, Institutional Class, Class A, Class C, and Class R3 shares of a Series may be converted to Class R6 shares of the same Series, provided that any eligibility requirements of Class R6 shares are met.

Except as the Board may approve in a Plan of Share Class conversion, there are no other conversion features among the Classes.

E.           Class Designation

Subject to approval by the Board, a Series may alter the nomenclature for the designations of one or more of its Classes of shares.

F.           Additional Information

The prospectus and SAI for each Class may contain additional information about the Classes and the Trust’s multiple class structure.

G.           Effective Date; Amendments

This Plan was originally effective on February 9, 2001, and amended as of June 3, 2003, June 10, 2005, December 14, 2005, February 28, 2007, December 17, 2007, February 20, 2008, December 17, 2008, May 15, 2009, August 26, 2009, December 10, 2009, August 17, 2010, February 22, 2012, December 13, 2012, and February 27, 2013. Before any material amendments can be made to this Plan, a majority of the Board, and a majority of the Trustees who are not interested persons of the Trust (as defined in Section 2(a)(19) of the 1940 Act) must find that the Plan as proposed to be amended, including the expense allocation, is in the best interests of each Class individually and the Trust as a whole.